Exhibit 10.1

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PLURALSIGHT HOLDINGS, LLC

This FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time and time, this “LLC Agreement”) of Pluralsight Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into as of April 6, 2021, by Pluralsight, Inc., a Delaware corporation (“Pluralsight”), and Lake Guarantor, LLC, a Delaware limited liability company (“Guarantor” and together with Pluralsight, the “Members”).

RECITALS

WHEREAS, the Company was formed on August 28, 2014, as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time, the “Delaware Act”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby established, the Members hereby agree as follows:

AGREEMENT

1. Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) under and pursuant to the Act.

2. Name. The name of the Company is “Pluralsight Holdings, LLC”.

3. Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the registered office set forth in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there.

4. Purposes. The purposes of the Company are to engage in any business or activity that is not prohibited by the Act.

5. Term. The existence of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 12 of this LLC Agreement.

6. Members. The name and the mailing address of the Members are identified on Exhibit A attached hereto.

7. Liability of Members. Except as otherwise required by applicable law and as explicitly set forth in this LLC Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.

8. Management.

(a) All management powers over the business and affairs of the Company shall be exclusively vested in a board of managers (the “Board”), and the Board shall conduct, direct and exercise full control over all activities of the Company. Each member of the Board is referred to herein as a “Manager.” The Managers shall be the “managers” of the Company for the purposes of the Delaware Act. The Board may act (i) through meetings and written consents pursuant to Section 8(d) of this LLC Agreement and (ii) through any Person or Persons to whom authority and duties have been delegated pursuant to Section 8(e) of this LLC Agreement.

(b) The Board shall consist of three (3) Managers. The number of Managers serving on the Board shall be fixed from time to time by the Members. Each Manager shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. A Manager need not be a member or a resident of the State of Delaware. The initial Managers appointed shall be Patrick M. Severson, David W. Bonnette, and Brian Loring (constituting all of the members of the Board) until their respective successors have been duly qualified and appointed by the Members or until their earlier death, resignation or removal.

(c) Any Manager position to be filled by reason of an increase in the number of Managers serving on the Board or by any other reason shall be filled by the Members. Any Manager may be removed by the Members at any time. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Members. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(d) Each Manager shall have one vote on all matters submitted to the Board (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). The affirmative vote of the Managers holding a majority of the votes of the Managers shall be the act of the Board. Meetings of the Board shall be held at the principal office of the Company or at such other place as may be determined by the Board. A majority of the Managers, present in person or through their duly authorized attorneys-in-fact, shall constitute a quorum at any meeting of the Board. Business may be conducted once a quorum is present. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board. Special meetings of the Board may be called by a majority of all of the Managers on at least 24 hours’ prior written notice to the other Managers, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Board at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Manager as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Board may be taken by vote of the Board at a meeting of the Managers thereof or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by at least the minimum number of Managers that would be necessary to authorize or take such action at a meeting of the Board in which all Managers were present. Prompt notice of the action so taken without a meeting shall be given to those Managers who have not consented in writing. Each meeting of the Board shall, at the request of any Manager, be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard.

(e) The Board may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware, a member or a Manager. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Board. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by any Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board whenever in the Board’s judgment the best interests of the Company shall be served thereby.

(f) Each Manager may at any time and from time to time engage in and own interests in other business ventures of any and every type and description, independently or with others (including ones in competition with the Company) with no obligation to offer to the Company the right to participate therein.

9. Indemnification; Exculpation.

(a) The Company hereby agrees to indemnify and hold harmless any person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person by reason of the fact that such person is or was a member of the Company, is or was serving as a Manager or officer of the Company or is or was serving at the request of the Company as an officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that (unless the Board otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s gross negligence, willful misconduct or knowing violation of law. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. The Company may, by action of the Members, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of members, Managers and officers.

(b) Notwithstanding anything contained herein to the contrary, any indemnity by the Company shall be provided out of and to the extent of Company assets only, and the Members shall have no personal liability on account thereof or shall be required to make additional capital contributions to help satisfy such indemnity of the Company.

(c) None of the Indemnified Persons shall be liable to the Members or the Company for mistakes of judgment, or for action or inaction, taken in good faith, or for losses due to such mistakes, action or inaction, or to the negligence, dishonesty, or bad faith of any employee, broker or other agent of the Company, provided that such employee, broker or agent was selected, engaged, or retained with reasonable care. Any party entitled to relief hereunder may consult with legal counsel and accountants in respect of affairs of the Company and be fully protected and justified in any reasonable action or inaction that is taken in good faith in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this paragraph shall not be construed so as to relieve (or attempt to relieve) any person of any liability (i) for conduct which is grossly negligent, reckless, or intentionally wrongful or criminally unlawful, provided that such person had no reasonable cause to believe that his or its conduct was unlawful, or (ii) to the extent (but only to the extent) that such liability may not be waived, modified, or limited under applicable law.

(d) The right to indemnification and the advancement and payment of expenses conferred in this Section 9 shall not be exclusive of any other right which an Indemnified Person may have or hereafter acquire under any law (common or statutory), agreement, vote of the Members or otherwise.

10. Certificates. The membership interest of the Members as provided on Exhibit A, shall be uncertificated unless otherwise determined by the Board.

11. Distributions. Distributions shall be made at the time and in the aggregate amounts determined by the Board.

12. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Members; or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

13. Additional Contributions. The Members are not required to make any additional capital contribution to the Company.

14. Assignments. Any Member may assign in whole or in part its membership interests.

15. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Board.

16. Governing Law. This LLC Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this LLC Agreement as of the day first above-written.

MEMBERS:

LAKE GUARANTOR, LLC,
a Delaware limited liability company

By:	/s/ Maneet S. Saroya
Name:	Maneet S. Saroya
Title:	President

PLURALSIGHT, INC.,
a Delaware limited liability company

By:	/s/ Aaron Skonnard
Name:	Aaron Skonnard
Title:	Chief Executive Officer

{Pluralsight Holdings, LLC - Fifth Amended & Restated

Limited Liability Company Agreement}

Exhibit A

Members

Member	Percentage Ownership
Pluralsight Inc.
42 Future Way	82.4%
Draper, UT 84020

Lake Guarantor, LLC
401 Congress Avenue, Suite 3100	17.6%
Austin, TX 78701